UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2024

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On July 10, 2024, Elme Communities (“Elme”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”) and agents, which provides for aggregate revolving loan commitments of $500 million (the “Revolving Credit Facility”). The Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of August 26, 2021, among Elme, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents, which provided for a $700 million unsecured revolving credit facility and a $250 million unsecured term loan facility, which was previously repaid in full.

The Credit Agreement includes the option to increase the revolving loan commitments or add term loans under the Credit Agreement to up to $1.0 billion in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional revolving loan commitments or term loans. The Revolving Credit Facility will mature on July 10, 2028, unless extended pursuant to one or both of the two six-month extension options provided therein. The exercise of an extension option requires the payment of a fee of 0.0625% on the extended revolving loan commitments for each extension and is subject to certain other customary conditions. The Credit Agreement also provides Elme with the ability to obtain letters of credit of up to $20 million in the aggregate. As of July 10, 2024, $167 million was outstanding under the Revolving Credit Facility.

No subsidiaries of Elme are currently required to guarantee Elme’s obligations under the Credit Agreement. Subsidiaries of Elme may in the future be required to guarantee Elme’s obligations under the Credit Agreement if any such subsidiary (a) guarantees the indebtedness of Elme or another subsidiary of Elme (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $200 million) or (b) owns a property included in the determination of Elme’s unencumbered pool value and incurs any recourse indebtedness.

Borrowings under the Revolving Credit Facility will bear interest, at Elme’s option, at a rate of either (a)(i) daily SOFR plus 0.10% (the “Adjusted Daily Simple SOFR”) or (ii) term SOFR plus 0.10%, plus, in each case, a margin ranging from 0.70% to 1.40% (depending on Elme’s credit rating) or (b) the base rate plus a margin ranging from 0.00% to 0.40% (based upon Elme’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and Adjusted Daily Simple SOFR plus 1.0%. In addition, the Credit Agreement requires the payment of a facility fee equal to 0.10% to 0.30% (depending on Elme’s credit rating) on the $500 million committed capacity in respect of the Revolving Credit Facility, without regard to usage. The initial interest rate is based on Adjusted Daily Simple SOFR plus a margin of 0.85% and the initial facility fee equals 0.20%.

The Credit Agreement contains representations, financial and other affirmative and negative covenants that are similar to the Existing Credit Agreement and generally customary for credit facilities of this type. The Credit Agreement requires that Elme comply with various covenants, including covenants restricting liens on properties included in the determination of Elme’s unencumbered pool value, mergers, affiliate transactions, asset sales and the payment of dividends following an event of default. In addition, the Credit Agreement requires that Elme satisfy certain financial maintenance covenants, including:

•ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level following acquisitions);
•ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;
•ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00; and
•ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Credit Agreement of not more than 0.60 to 1.00 (subject to a higher level following acquisitions).

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of Elme under the Credit Agreement to be immediately due and payable.

In connection with Elme’s entry into the Credit Agreement, under the terms of Elme’s 3.44% Senior Notes due December 29, 2030 issued pursuant the Note Purchase Agreement, dated September 29, 2020 by and among Elme and the various purchasers party thereto (the “Note Purchase Agreement”), the Note Purchase Agreement is deemed amended to conform to certain reciprocal covenants and defined terms in the Credit Agreement, as provided in the Note Purchase Agreement.

Amendment to Existing Term Loan Agreement

On July 10, 2024, Elme entered into a First Amendment to Term Loan Agreement (the “Amendment”) with Truist Bank, as administrative agent, and the lenders party thereto. The Amendment amends the Term Loan Agreement, dated as of January 10, 2023 (the “Existing Term Loan Agreement”). The Amendment implements various covenant and technical amendments to make the Existing Term Loan Agreement consistent with corresponding provisions in the Credit Agreement. The Amendment does not change the maturity or any of the pricing terms of the term loan outstanding under the Existing Term Loan Agreement.

From time to time, Elme has had, and may in the future have, customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, PNC Bank, National Association, Truist Bank, KeyBank National Association, TD Bank, N.A., Capital One, National Association, Goldman Sachs Banks USA, Associated Bank, National Association and/or certain of their respective affiliates, each of whom are lenders under the Existing Term Loan Agreement and/or Revolving Credit Facility, for which such banks receive customary fees and commissions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES

Date:	July 11, 2024	By:	/s/ W. Drew Hammond
		Name:	W. Drew Hammond
		Title:	Senior Vice President and Chief Administrative Officer